Exhibit 10.17

WAIVER AND RELEASE

THIS WAIVER AND RELEASE, dated as of March 9, 2009 (the “Agreement”), is hereby executed by the investor whose name appear on the signature page hereto in favor of QKL Stores Inc., a Delaware corporation, (the “Company”).

WHEREAS, in connection with a private placement, the Company and the  investors whose names appear on the signature pages thereto (the “Investors”) entered into, among other things, (i) the Securities Purchase Agreement dated March 28, 2008 (the “Purchase Agreement”); and (ii) the Registration Rights Agreement dated March 28, 2008 (the “Registration Rights Agreement”), under which the Company agreed to (i) file, before a certain date, a registration statement to register certain securities held by the Investors and to (ii) have that registration statement effective before September 24, 2008;

WHEREAS, the Company has not been able to have that registration statement declared effective in the time frame set forth under the Registration Rights Agreement, which failure constituted an Event (as defined in Section 8(e) of the Registration Rights Agreement);

WHEREAS, the occurrence of the foregoing Event triggered the Company’s obligation to pay liquidated damages to the holders of the Registrable Securities (as that term is defined in the Registration Rights Agreement) in accordance with the Registration Rights Agreement;

WHEREAS, liquidated damages in the amount of approximately $70,115 have accrued through the date hereof and have not been paid;

WHEREAS, pursuant to Section 8(f) of the Registration Rights Agreement, the consent of (i) the Company and (ii) the holders of a majority of the Registrable Securities  outstanding is necessary to waive any provisions of the Registration Rights Agreement;

WHEREAS, the Investor signatory hereto holds the majority of the Registrable Securities outstanding;

WHEREAS, the Investors are willing to agree to permanently and unconditionally waive, release and discharge the Company from the liquidated damages payable under the Registration Rights Agreement for failure to have the registration statement effective on or before September 24, 2008;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Investors hereby agree to:

1.           Waive, release and discharge, forever and unconditionally, the Company from all claims to any and all liquidated damages resulting for the Company’s failure  to have the registration statement effective on or before September 24, 2008.

2.           The Investors further acknowledge that they have been afforded ample opportunity to review and evaluate this Waiver and Release prior to the date hereof and that they have been represented and assisted by counsel for that purpose.  The Investors also acknowledge and agree that they are entering into this Waiver and Release freely and voluntarily, without duress or coercion of any kind, and as an informed and well-reasoned exercise of their respective business judgments.   The Investor signatory hereto represents and warrants that it holds the majority of the Registrable Securities outstanding and that its signature hereto is sufficient to bind the other Investors

IN WITNESS WHEREOF, the undersigned Investor have caused this Waiver and Release to be duly executed by their authorized officer as of the date first written above.

INVESTORS:

Vision Opportunity China LP

By:	/s/ Adam Benowitz
Name: Adam Benowitz
Title: Authorized Signatory

Accepted and agreed to:

QKL STORES INC.

By:  /s/ Zhaungyi Wang

Name: Zhaungyi Wang
Title: CEO